SCHEDULE 14C
Information circular Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X] Preliminary Information circular

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information circular

JOSHUA GOLD RESOURCES INC.
(f/k/a Bio-Carbon Systems International Inc.)
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(Name of Registrant As Specified In Charter)

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2

INFORMATION CIRCULAR

TO THE SHAREHOLDERS OF

JOSHUA GOLD RESOURCES INC.

(f/k/a Bio-Carbon Systems International Inc.)

72 Birch Street East

Chapleau, ON

P0M 1K0

REPORT OF ACTION TAKEN BY A WRITTEN CONSENT

SIGNED BY HOLDERS OF A MAJORITY OF THE

OUTSTANDING SHARES OF THE COMPANY’S VOSTING STOCK

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

Mailed on or about January 21, 2011

Following a separation agreement entered into by Bio-Carbon Systems International Inc. (the “Company”), Luc C. Duchesne, Robert G. Cormier and certain other parties, pursuant to which the Corporation has agreed to transfer and assign unto Mr. Cormier and Mr. Duchesne all right, title and interest to the name “Bio-Carbon Systems International Inc.”, on December 23, 2010, holders of a majority of the outstanding voting shares of the Company signed a written consent to change the name of the Company to “Joshua Gold Resources Inc.”

On December 23, 2010, the Company submitted to the Secretary of State of Nevada a certificate of amendment requesting a change of name of the Company from “Bio-Carbon Systems International Inc.” to “Joshua Gold resources Inc.”, to be effected as of February 11, 2011.

As the Company will not hold a special meeting of shareholders in connection with the change of its name, no proxies are solicited from shareholders.  This information circular serves to notify the holders of voting shares of the Company that holders of a majority of those shares approved a change of the Company’s name.

The authorized capital stock of our Company consists of 400,000,000 shares of common stock, par value $0.0001 per share, of which there are currently 265,050,000 of such shares issued and outstanding, Each common share is entitled to one (1) vote on general matters (including a change of the Company’s name) for which shareholder approval is required.

Additionally, the Company’s Articles of Incorporation authorize the issuance of up to 100,000,000 shares of preferred stock, par value $0.0001 per share, of which 240,000 shares have been designated and issued as Class A Preferred Shares.  The designated and issued Class A Preferred Shares are all non-voting shares, and a vote of the holders of the Class A Preferred Shares is and was not required to approve the Company’s name change.

Holders of 155,000,000 of the Company’s common shares, or approximately 58% of the outstanding shares entitled to vote, approved the Company’s name change.

According to the information available to management of the Company, the following persons are all those shareholders of the Company who own more than five percent of the Company’s voting securities (as understood for the purposes of item 403 of Regulation S-K):

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Ryan Bignucolo 1 Richard Street Chapleau, ON P0M 1K0 Canada	39,250,000-Indirectly through Missanaibi Headwaters Incorporated	14.8%	21.87%
		10,000,000-Indirectly through Northern Haul Corporation	3.77%
		8,750,000-Directly	3.30%
Common Shares	Benedetto Fuschino 883 Isabel St. Woodstock, ON N4S 2A7 Canada	39,250,000-Indirectly through Friggi N.A. Inc.	14.8%	19.61%
		12,750,000-Directly	4.81%

Shareholders of the Company have no right of appraisal or similar right of dissent with respect to the change of name of the Company.

Changes of Control

To the knowledge of management of the Company, the following changes of control have occurred since the beginning of the Company’s last fiscal year.

May 2010

On May 20, 2010, Nitin Amersey, the sole officer, director and shareholder of the Company at that time, entered into a Stock Purchase Agreement with Benedetto Fuschino whereby it was agreed that Mr. Amersey would sell to Mr. Fuschino his 35,000,000 shares of common stock of Company, being all of the shares of the Company outstanding at that time, for a total purchase price of three thousand five hundred dollars (US $3,500), paid from the personal funds.

June 2010

On June 4, 2010, Ben Fuschino, our sole officer and director at that time, sold his 35,000,000 shares of the Company’s common stock, which shares represent 100% of our issued and outstanding common stock, to Luc Duchesne and Robert Cormier for a total purchase price of $7,000.  Mr. Duchesne and Mr. Cormier paid for those shares with their personal funds.

Upon closing of this share transfer, there arose a change of control whereby Mr. Duchesne and Mr. Cormier collectively held a controlling 100% ownership interest in the Company.  Immediately thereafter, additional common shares were issued by the Company as follows:

•           a total of 37,500,000 shares of common stock were issued to two companies, one of which is owned and controlled by Mr. Duchesne, and the other owned and controlled by Mr. Cormier and his spouse;

•           a total of 39,500,000 shares of common stock were issued to Mr. Duchesne and Mr. Cormier as consideration for their agreement to make their services available to the Company (as officers and in any other capacity under their Consulting Agreements with the Company);

•           a total of 6,500,000 shares of common stock were issued to the Company’s directors in payment for their service on the board of directors; and

•           a total of 146,000,000 shares of common stock were issued to a total of 19 investors on a private placement basis.

December 2010

On December 23, 2010, in consideration for the payment of CAD$39.25 and pursuant to an agreement of separation entered into by Luc Duchesne, Robert Cormier and certain other parties  (the “Separation Agreement”), Luc Duchesne transferred to Missanaibi Headwaters Incorporated, a total of 39,250,000 common shares of the Company that were held by him.  Missanaibi Headwaters Incorporated is a company controlled by the spouse of Ryan Bignucolo, one of the Company’s new directors and officers.

On December 23, 2010, in consideration for the payment of CAD$10.00 and pursuant to the Separation Agreement, in a private agreement GSN Dreamworks Inc. (a company controlled by Luc Duchesne, a former director and officer of the Company) transferred to Northern Haul Corporation a total of 10,000,000 common shares of the Company that were held by GSN.

On December 23, 2010, in consideration for the payment of CAD$8.75 and pursuant to the Separation Agreement, in a private agreement GSN Dreamworks Inc. (a company controlled by Luc Duchesne, a former director and officer of the Company) transferred to Ryan Bignucolo a total of 8,750,00 common shares of the Company that were held by held GSN.

On December 23, 2010, in consideration for the payment of CAD$39.25 and pursuant to the Separation Agreement, Robert Cormier, a former director and officer of the Company transferred to Friggi N.A. Inc. (a company controlled by Benedetto Fuschino, a current and former director and officer of the Company) a total of 39,250,000 common shares of the Company that were held by him.

On December 23, 2010, in consideration for the payment of CAD$12.75 and pursuant to the Separation Agreement, R&B Cormier Enterprises Inc. (a company controlled by a former director and officer of the Company) transferred to Benedetto Fuschino a total of 12,750,000 common shares of the Company that were held by that company.  Mr. Fuschino is a former and current director and officer of the Company.

On December 23, 2010, in consideration for the payment of CAD$6.00 and pursuant to the Separation Agreement, R&B Cormier Enterprises Inc. transferred to Benjamin Ward, a current director and officer of the Company, a total of 6,000,000 common shares of the Company that are currently held by R&B Cormier Enterprises Inc.  Mr. Ward is a director and officer of the Company.

Upon closing of the above share transfers, there arose a change of control of the Company, as each of Mr. Duchesne and Mr. Cormier previously directly and indirectly controlled 22.73% of the voting shares of the Company.  Ryan Bignucolo now controls and or is deemed to control 21.87% of the voting shares of the Company directly and indirectly through the voting shares held by Missanaibi Headwaters Incorporated and Northern Haul Corporation (although he disclaims beneficial ownership and control over the shares of the Company held by Missanaibi Headwaters Incorporated).  Benedetto Fuschino, now holds 19.61% of voting shares of the Company directly and indirectly through Friggi N.A. Inc. (a company controlled by Mr. Fuschino).

Pursuant to the Company’s decision to cease conducting the business of pursuing carbon storage, sequestration and trading opportunities and in connection with the transfers of shares described above, Mr. Duchesne (until then a director and the president, chief executive officer, treasurer and chief financial officer of the Company) and Mr. Cormier (until then a director and the chief operating officer and secretary of the Company) resigned from their positions as directors and officers of the Company.  On the same date, Benedetto Fuschino was elected a director of the Company, Ryan Bignucolo was elected a director and appointed the Company’s President and Secretary, and Benjamin Ward (who was already a director of the Company) was appointed the Chief Financial Officer and Secretary of the Company.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, no nominee for election as a director of the Company, and no associate of the foregoing persons has any direct or indirect interest in the change of the Company’s name.

No director of the Company has informed the registrant in writing that he or she intends to oppose the change of the Company’s name.

Proposals by Securityholders

No securityholder entitled to vote on the Company’s change of name has submitted to the Company a proposal which is accompanied by notice of his or her intention to present the proposal for action at a meeting of the Company’s shareholders.

Delivery of documents to security holders sharing an address

Only one information circular is being delivered to multiple securityholders sharing an address, unless the Company has received contrary instructions from one or more of the security holders.

The Company undertakes to deliver promptly upon written or oral request a separate copy of the information circular to a securityholder at a shared address to which a single copy of the document was delivered.  To make such a request to the Company (for a separate information circular or for an additional copy), a securityholder should contact management of the Company in writing at 72 Birch Street East, Chapleau, ON, P0M 1K0, Canada, or by telephone at (705) 864-1095.